Exhibit (d)(8)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 20, 2024, between Eagle Point Income Company Inc., a Delaware corporation (the “Company”), and Enstar Group Limited, a Bermuda company (the “Enstar”).

RECITALS

Enstar, through certain of its wholly-owned subsidiaries, is the holder of 3,764,580 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company has agreed to provide the registration rights set forth in this Agreement with respect to the Shares.

AGREEMENT

The Company and Enstar hereby agree as follows:

Section 1.             Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the United States Securities and Exchange Commission.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means August 23, 2024.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Investment Company Act” means the Investment Company Act of 1940.

“Losses” has the meaning set forth in Section 5(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, government entity (or an agency or subdivision thereof), or any other form of entity not specifically listed herein.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including pre- and post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) the Shares and (b) any other securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization, merger, exchange, replacement or similar event with respect to the Shares.

“Registration Statement” means any registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means any day on which the Trading Market is open for trading.

“Trading Market” means the principal national securities exchange on which the Common Stock is listed.

Section 2.             Registration Statement. The Company agrees to file with the Commission (and will use commercially reasonable efforts to do so no later than the Filing Date), a Registration Statement on Form N-2 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities. The Registration Statement shall contain disclosure substantially in the form of the “Plan of Distribution” attached hereto as Annex A and the “Selling Stockholder” section attached hereto as Annex B. Subject to the terms of this Agreement, and unless otherwise agreed between the parties, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act and the Investment Company Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and Enstar (the “Effectiveness Period”). The Company shall notify Enstar via e-mail of the effectiveness of the Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by no later than 9:30 a.m. (New York City time) on the second Trading Day after the effective date of such Registration Statement, file a final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby, and shall provide Enstar with a copy of such final Prospectus. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be permitted to name Enstar or affiliates of Enstar (including the Holders) as an underwriter without the prior written consent of Enstar.

Section 3.             Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)          Not less than five (5) Trading Days prior to the filing of a Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference, but not including any ordinary course Exchange Act filing), the Company shall (i) furnish to Enstar copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of Enstar, and (ii) cause its officers and directors, counsel, and independent registered public accountants to respond to such inquiries of Enstar as shall be necessary, in the reasonable opinion of counsel to Enstar, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Enstar shall reasonably object in writing in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after Enstar has been so furnished copies of a Registration Statement or one (1) Trading Day after Enstar has been so furnished copies of any related Prospectus or amendments or supplements thereto. Enstar agrees to furnish to the Company a completed questionnaire on behalf of each of the Holders in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than ten (10) Trading Days prior to the Filing Date. In addition to the Selling Stockholder Questionnaires, Enstar agrees to furnish such other information on behalf of the Holders as shall be reasonably required to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)         (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith (subject to any requirement that a post-effective amendment be declared effective by the Commission) as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to Enstar true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Investment Company Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by Enstar set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)          Notify Enstar (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is to be filed (but not including any ordinary course Exchange Act filing), (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development or negotiation or consummation of a transaction with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(d)           Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           Furnish to Enstar, if requested by Enstar, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by Enstar, and all exhibits to the extent reasonably requested by Enstar (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f)            Subject to the terms of this Agreement, including any notice given by the Company to Enstar pursuant to Section 3(c) whereby Enstar is notified not to use such Prospectus, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by Enstar in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)           Cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by Enstar.

(h)           Prior to any resale of Registrable Securities by a Holder, use its reasonable efforts to register or qualify or cooperate with Enstar in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by such Holder under the securities or Blue Sky laws of such jurisdictions within the United States, to the extent applicable to the Registrable Securities and as Enstar reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)            If requested by Enstar, cooperate with Enstar to facilitate the timely preparation and delivery of certificates (or evidence of book entry transfer) representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates (or evidence of book entry transfer) shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as Enstar may request.

(j)            Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act, the Exchange Act, and the Investment Company Act, including, without limitation, Rule 172 under the Securities Act; file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424; promptly inform Enstar in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, a Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities; and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(k)           The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form N-2 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(l)            The Company may require Enstar to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by Enstar and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

Section 4.               Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne equally by the Company and Enstar, whether or not any of the Shares are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include (i) all registration and filing fees (including, without limitation, reasonable and documented fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company and Enstar in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone, and delivery expenses, and (iv) the reasonable and documented fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement (to the extent not covered in the following sentence). Notwithstanding the foregoing, the Company and Enstar shall each be responsible for the fees and expenses incurred by each respective party to the extent not covered by the preceding sentence, including, without limitation, any internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, any fees and expenses with respect to Exchange Act filings incorporated by reference into a Registration Statement, and any fees and expenses incurred subsequent to the consummation of the transactions contemplated by this Agreement (including, without limitation, all registration and filing fees with respect to filings made with the Commission or any Trading Market).

Section 5.               Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Enstar and its officers, directors and Affiliates, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees), and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, the Investment Company Act or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement or (3) any material violation by the Company of this Agreement, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Enstar or a Holder furnished in writing to the Company by Enstar expressly for use therein, or to the extent that such information relates to a Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Enstar expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that Enstar has approved Annex A and Annex B hereto for this purpose). The Company shall notify Enstar promptly in writing (which may be via e-mail) of the institution, threat, or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by Enstar in accordance with Section 6(e).

(b)           Indemnification by Enstar. Enstar shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its directors, officers, agents, employees, and other representatives (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, employees, or other representatives (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (2) any violation or alleged violation by Enstar of the Securities Act, the Exchange Act, the Investment Company Act or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement or (3) any material violation by Enstar of this Agreement, (i) to the extent, but only to the extent, that such untrue statements or omissions are contained in any information furnished in writing by Enstar to the Company expressly for inclusion therein or (ii) to the extent, but only to the extent, that such information relates to information about a Holder provided in a Selling Stockholder Questionnaire or the proposed method of distribution of the Registrable Securities and was reviewed and expressly approved in writing by Enstar expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that Enstar has approved Annex A and Annex B hereto for this purpose). In no event shall the liability of Enstar be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Enstar in connection with any claim relating to this Section 5 and the amount of any damages Enstar has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by the Holders, in the aggregate, upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)           Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

No party shall be entitled to indemnification under this Section 5 to the extent, and only to the extent, such indemnification of such party would violate Section 17(i) of the Investment Company Act.

Section 6.               Miscellaneous.

(a)           Remedies. In the event of a breach by the Company or by Enstar of any of their respective obligations under this Agreement, Enstar or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and Enstar agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Enstar.

(c)           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (1) when delivered by hand (with written confirmation of receipt); (2) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (3) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Trading Day if sent after normal business hours of the recipient; or (4) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below.

If to the Company:	Eagle Point Income Company Inc. 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Phone Number: (***) ***-**** E-mail: ******@******.*** Attention: General Counsel
with a copy to:	Dechert LLP Phone Number: (***) ***-**** E-mail: ******@******.*** Attention: Thomas Friedmann

If to Enstar or any Holder:	Enstar Group Limited A.S. Cooper Building, 4th Floor 26 Reid Street Hamilton HM11, Bermuda Phone Number: (***) ***-**** E-mail: ******@******.*** Attention: Deputy General Counsel

with a copy to:	Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 Phone Number: (***) ***-**** E-mail: ******@******.*** Attention: Bob Juelke, Esq.

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of such successors and permitted assigns. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Enstar. Enstar may only assign its rights hereunder to any purchaser or transferee of Registrable Securities that is an affiliate of Enstar; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a joinder or counterpart to this Agreement agreeing to be treated as a holder of Registrable Securities, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement, as if such purchaser or transferee was originally included in the definition of “Enstar” herein and had originally been a party hereto.

(e)           No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to Enstar in this Agreement or otherwise conflicting with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(f)            Execution and Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(g)           Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereinafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6(c) shall be deemed effective service of process on such party.

EACH OF THE PARTIES HERETO HERBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)           Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(i)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)            Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

EAGLE POINT INCOME COMPANY INC.

By:	/s/ Kenneth Onorio

Name:	Kenneth Onorio

Title:	Chief Financial Officer

ENSTAR:

By:	/s/ Nazar Alobaidat

Name:	Nazar Alobaidat

Title:	Chief Investment Officer

Annex A

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on the Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	by pledge to secure debts and other obligations;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

A Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus, provided they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

A Selling Stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify any Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a Selling Stockholder or any other person. We will make copies of this prospectus available to a Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

SELLING STOCKHOLDERS

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock as of August 20, 2024.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Clarendon National Insurance Company	1,731,290	1,731,290	0
Enstar Holdings (US) LLC	1,143,982	1,143,982	0
Yosemite Insurance Company	654,022	654,022	0
Cavello Bay Reinsurance Limited	235,286	235,286	0

Annex C

EAGLE POINT INCOME COMPANY, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Eagle Point Income Company, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

   1. Name.

   (a) Full Legal Name of Selling Stockholder

     ______________________________

   (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

     ______________________________

   (c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

     ______________________________

2. Address for Notices to Selling Stockholder (if different from that provided in Section 6(c) of the Registration Rights Agreement):

     ______________________________

     ______________________________

     ______________________________

Telephone:____________________

Fax:____________________

Contact Person:____________________

3. Broker-Dealer Status:

  (a) Are you a broker-dealer?

   Yes ☐    No ☐

  (b) If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

   Yes ☐    No ☐

Note: If “no” to Section 3(b), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

  (c) Are you an affiliate of a broker-dealer?

   Yes ☐    No ☐

   (d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

   Yes ☐    No ☐

   Note: If “no” to Section 3(d), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities described in Annex B to the Registration Rights Agreement.

   (a) Type and amount of other securities beneficially owned by the Selling Stockholder:

     ______________________________

     ______________________________

5. Relationships with the Company:

The Selling Stockholders listed in Annex B to the Registration Rights Agreement collectively hold [ ]% of the Company’s outstanding shares of common stock. Enstar Group Limited, a Bermuda holding company (“Enstar”), and the Selling Stockholders listed in Annex B to the Registration Rights Agreement may be deemed to beneficially own all of such shares of common stock.

See “Certain Relationships and Related Transactions – Transactions Involving Related Persons – Stone Point and its Affiliates” in Enstar’s Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 for information regarding relationships with the Company, or its predecessors or affiliates, during the past three years.

Except as set forth above, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

     ______________________________

     ______________________________

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:____________________	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Sara Niazi, Eagle Point Credit Management LLC

******@******.***

with a copy to:

Philip Hinkle, Dechert LLP

******@******.***

and

Taylor Stevens, Dechert LLP

******@******.***